UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2025

XPONENTIAL FITNESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40638	84-4395129
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

17877 Von Karman Avenue, Suite 100

Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

(949) 346-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XPOF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

Effective January 13, 2025, Xponential Fitness, Inc. (the “Company”) appointed John Kawaja, age 63, as President – North America and appointed Tim Weiderhoft, age 48, as Chief Operating Officer – North America.

Most recently, Mr. Kawaja served as the Company’s President of Wholesale since October 2024. From November 2023 to September 2024, Mr. Kawaja was President of G/FORE, a golf and apparel company. From 2022 to 2023, Mr. Kawaja was co-founder and partner of LeftBrain, a sports technology company. From 2021 to 2022, Mr. Kawaja was CEO – Americas of Performance54, a sports and entertainment agency. From 2020-2021, Mr. Kawaja was a consultant to DP World Tour, a professional golf tour.

Most recently, Mr. Weiderhoft served as Chief Operating Officer & Vice President of Franchising of Central Bark, a dog care company, from June 2024 to January 2025, and Chief Development Officer of Central Bark, from November 2022 to May 2024. Prior to Central Bark, Mr. Weiderhoft was the Chief Executive Officer of Wow Wow Hawaiian Lemonade, a Hawaiian based restaurant chain, from September 2019 to November 2022.

There are no family relationships between each of Mr. Kawaja and Mr. Weiderhoft and any director or other executive officer of the Company, nor are there any transactions to which the Company was or is a participant and in which Mr. Kawaja or Mr. Weiderhoft has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Kawaja or Mr. Weiderhoft and any other person pursuant to which they were selected as officers of the Company.

A copy of the press release announcing these appointments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Employment and Indemnification Agreements

The Company entered into an employment agreement with each of Mr. Kawaja and Mr. Weiderhoft, effective January 13, 2025 (the “Employment Agreements”). The term of each Employment Agreement runs for one year, after which the agreement will continue to renew annually for successive one-year periods, unless either party provides prior written notice of non-renewal.

Pursuant to each respective Employment Agreement, Mr. Kawaja’s annual base salary is $425,000 and Mr. Weiderhoft’s annual base salary is $385,000, in each case subject to increase by our Board of Directors or a committee thereof. Each of Mr. Kawaja and Mr. Weiderhoft is eligible to participate in the Company’s annual cash bonus program with an annual cash bonus opportunity of up to 50% of base salary based on the achievement of performance goals, which cash bonus opportunity may be adjusted up or down by our Board of Directors or a Committee thereof.

In addition, subject to the terms of the Company’s Omnibus Incentive Plan (the “Plan”) and entry into a customary grant agreement (the “Grant Agreement”) by the Company and each of Mr. Kawaja and Mr. Weiderhoft, Mr. Kawaja and Mr. Weiderhoft will each receive restricted stock units (“RSUs”) with an initial value of $1 million. Each such RSUs will vest in three substantially equal installments on each of the 12-, 24-, and 36-month anniversaries of the effective date of the Employment Agreement, each based on and subject to Mr. Kawaja’s and Mr. Weiderhoft’s continued service with the Company.

Pursuant to the Employment Agreements, if the executive’s employment is terminated (i) by us without “cause” (as defined in the Employment Agreements), (ii) by the executive for “good reason” (as defined in the Employment Agreement), or (iii) as a result of the executive’s disability resulting from an injury or death incurred in the course and scope of his employment, and the executive executes a release of all claims in substance and form satisfactory to the Company, the executive will be entitled to severance payments of nine months’ continued base salary, payable in periodic installments according to our regular payroll practices. In addition, the executive will be entitled to (i) reimbursement for the cost of COBRA coverage for nine months or until the executive becomes eligible for coverage under different health insurance, whichever is earlier, and (ii) prorated vesting of each then-outstanding equity award held by the executive based on the time elapsed from the commencement of vesting of such award through the date of termination, and, if applicable, actual performance through the date of termination. If the qualifying termination of the executive’s employment occurs within 12 months following a Change in Control (as defined in the Plan), then the COBRA benefits described above will be provided for 18 months, and, in lieu of the prorated vesting benefits described above, all unvested time-based vesting equity awards then held by the executive will immediately vest, with any performance-vesting awards to vest based on actual performance through the date of termination.

Each of Mr. Kawaja and Mr. Weiderhoft has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including but not limited to, a 12-month post-termination non-solicit of employees, a perpetual non-disparagement obligation, a perpetual confidentiality obligation, and invention assignment provisions.

Each of Mr. Kawaja and Mr. Weiderhoft has also entered into an indemnification agreement with the Company in the form executed with other executives of the Company.

We have included the foregoing summary description of the Employment Agreements to provide certain information regarding their terms, and such is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are attached hereto as Exhibits 10.1-10.2 and incorporated herein by reference.

Item 9.01	Financial Statements Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated January 13, 2025, between the Company and John Kawaja.

10.2	Employment Agreement dated January 13, 2025, between the Company and Tim Weiderhoft.

99.1	Press Release dated January 15, 2025.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPONENTIAL FITNESS, INC.

Date: January 17, 2025	By:	/s/ John Meloun
	Name	John Meloun
	Title	Chief Financial Officer